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                                                                     EXHIBIT 4.2
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                   CardioDynamics International Corporation
                       6175 Nancy Ridge Drive, Suite 300
                              San Diego, CA 92121

                              September 10, 2001



The Allen E. Paulson Living Trust
c/o Paulson Enterprises
P.O. box 9660
Rancho Santa Fe, California 92067
Attention:  J. Michael Paulson and Edward White

Ladies and Gentlemen:

Reference is made to the determination by the Board of Directors of CardioDynamics International Corporation (the "Company") to register for resale by the Trust of up to three million (3,000,000) shares of the Company's Common Stock owned by the Trust (the "Shares") from time to time. It is intended that any such resale(s) shall be made in one or more privately-negotiated transactions from and after effectiveness of such registration through December 31, 2001 and thereafter to be made in public or private transactions subject to the limitations contained in the next-to-last paragraph below.

In consideration of the agreements and covenants contained in this letter agreement (the "Agreement"), the Company hereby agrees to file with the Securities and Exchange Commission ("SEC"), within thirty (30) days of the date hereof, a registration statement with respect to resale of the Shares for resale under the Securities Act of 1933, as amended (the "Securities Act"). The Company further agrees to use its best efforts to cause such registration statement to be declared effective within 90 days following the date of filing the registration statement and to keep such registration statement effective for a period of two (2) years or until such Shares have been sold by the Trust or are otherwise eligible for resale absent registration under the Securities Act. The Trust hereby agrees to reimburse the Company upon receipt of a written request therefor (and evidence thereof reasonably satisfactory to the Trust), for all of the Company's direct, out-of-pocket expenses (up to a maximum of $25,000 in the aggregate) that the Company incurs in connection with the registration of the Shares, including without limitation, all filing, registration and accounting fees and the fees and disbursements of its counsel.

Further, in the event that we introduce any purchasers of Shares to the Trust, then as compensation for (i) our introduction of such purchasers to the Trust,
(ii) fees and expenses we incurred in connection with such introduction, and
(iii) the otherwise unreimbursed fees and expenses related to the registration of the Shares as well as the devotion of management time to and opportunity cost associated with preparation and review of the documents associated with the registration of the Shares, the Trust hereby agrees to pay to the Company, in cash at the time of the Settlement Date of any sale effected under the registration statement, a fee equal to three and one-half percent (3 1/2 %) of the gross purchase price paid by the Purchasers for the Shares.

Whenever required to effect the registration of the Shares pursuant to this Agreement the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

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          (b)  Furnish to the Trust such number of copies of a prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Trust may reasonably request in order to facilitate the disposition of the Shares owned by it that are included in such registration statement.

          (c) Use its best efforts to register and qualify the Shares covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Trust, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (d) Notify the Trust at any time when a prospectus relating to the registration statement filed under this Agreement is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

In the event any Shares are included in a registration statement under this
Agreement:

          (i) To the extent permitted by law; the Company will indemnify and hold harmless The Trust, each Trustee of the Trust, each person, if any, who controls the Trust within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any losses, claims,
                                        --------
damages, or Liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, solely insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):
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               (x)  any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

               (y) the omission or alleged omission to state therein a material fact Company required to be stated therein, or necessary to make the statements therein not misleading, or

               (z) any other violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse the Trust, and each such Trustee of the Trust or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any loss, claim, damage, liability or action arising out of or based upon a Violation; provided,
                                                                      --------
however, that the indemnity agreement contained in this paragraph shall not
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apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the indemnity agreement contained in this paragraph apply to any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs based upon information concerning the indemnified person or entity contained in the "Selling Shareholder" or "Plan of Distribution" portions of a prospectus contained within a registration statement to the extent such information has been approved by the Trust or its counsel prior to the time of effectiveness of such registration statement.
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          (ii)   To the extent permitted by law, the Trust will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs based upon information concerning the Trust contained in the "Selling Shareholder" or "Plan of Distribution" portions of a prospectus contained within a registration statement to the extent such information has been approved by the Trust or its counsel prior to the time of effectiveness of such registration statement; and the Trust will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity
                                    --------  -------
agreement contained in this paragraph shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Trust, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable
                              --------  -------
in indemnity by a the Trust under this paragraph in respect of any Violation shall not exceed the net proceeds received by the Trust in the registered offering out of which such Violation arises.

          (iii) Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall
                             --------  -------
have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this paragraph to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this paragraph.

          (iv)   In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (A) the Trust, any Trustee of the Trust or controlling person of the Trust exercising rights under this Agreement, makes a claim for indemnification pursuant to this paragraph but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this paragraph provides for indemnification in such case, or (B) contribution under the Securities Act may be required on the part of the Trust or any such controlling person in circumstances for which indemnification is provided under this paragraph; then, and in each such case, the Company and the Trust will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is just and equitable in recognition of the relative benefit to and fault of the contributing parties; provided, however, that, in any such case: (I) the Trust will not be required to
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contribute any amount in excess of the sale price of all such Shares offered and sold by the Trust pursuant to such registration statement; and (II) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.
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          (v)  The obligations of the Company and the Trust under this paragraph shall survive until the fifth anniversary of the completion of any offering of Shares in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

The Trust shall not make public resales of the Shares or any other shares of the Company's Common Stock from the date hereof through and including December 31, 2001. Thereafter, any and all public resales by the Trust of the Shares or any other shares of Company's Common Stock shall be limited to a maximum aggregate of five hundred thousand (500,000) such shares per calendar month. For purposes of the foregoing limitation, a sale shall be deemed to have occurred at the point in time when the Trust becomes legally bound to sell shares of the Company's Common Stock at a fixed or determinable price, regardless of the settlement date for such sale. The registration statement shall provide for a Plan of Distribution of the Shares reasonably satisfactory to the Trust and its counsel including public as well as private resale of the Shares. From and after December 31, 2001, the indemnification and contribution obligations of the parties hereto as set forth in this Agreement shall extend to any preliminary prospectus included in such registration statement used in effecting any public resale of the Shares or any portion thereof.

Please execute and return this Agreement (which may be executed in counterparts) to the undersigned to concur that (i) this sets forth the Trust's complete and entire understanding with regard to the subjects described within, and (ii) that this Agreement may not be amended or modified except in a writing executed on behalf of both the Company and the Trust. By execution hereof, we both further agree that this Agreement is to be governed by and construed in accordance with the laws of the State of California, as applied to contracts among California residents, made and to be performed entirely within the State of California.

                                    CardioDynamics International Corporation

                                    a California corporation

                                    By: /s/ Michael K. Perry
                                        -----------------------------------
                                        Name:  Michael K. Perry
                                        Title: Chief Executive Officer

Accepted and agreed as of September 10, 2001:
The Allen E. Paulson Living Trust


By: /s/ J. Michael Paulson
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    Name: J. Michael Paulson, Co-Trustee


By: /s/ Edward White
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    Name: Edward White, Co-Trustee